EXHIBIT 10(a)(iv)



                           BILL OF SALE AND ASSIGNMENT

         This instrument dated as of February 1, 2001 is made by LaSalle Bank National Association, a national banking association ("Bank"), in favor of Independent Steel Products, LLC, a New York limited liability company ("Purchaser").

         WHEREAS, Purchaser and Bank are parties to a Foreclosure Agreement dated the date hereof ("Agreement"), pursuant to which Bank agreed to sell, transfer and assign to Purchaser the "Subject Assets" (as such term is defined in the Agreement) and

         WEHREAS, Purchaser and Bank desire to evidence the transfer of the Subject Assets by Seller to Purchaser.

         NOW, THEREFORE, for the consideration set forth in the Agreement, the receipt and adequacy of which are hereby acknowledged, Bank hereby transfers, conveys and assigns, forever, to the Purchaser, its successors and assigns, to the extent agreed to be sold by Bank and purchased by Purchaser under the agreement, all right, title and interest in and to the Subject Assets.

         IN WITNESS WHEREOF, Bank has executed this Bill of Sale on the date first above written.

                           LA SALLE BANK NATIONAL ASSOCIATION

                           By: /s/ John Mostofi______________________